SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.    )

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ASPECT COMMUNICATIONS CORPORATION
(Name of Registrant as Specified in Its Charter)

SCEPTER HOLDINGS, INC.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scepter Holdings, Inc.
301 Commerce Street, Suite 2975
Fort Worth, Texas 76102

January 13, 2003

Dear Fellow Shareholders of Aspect:

As we previously mentioned, we are in the process of delivering notice of a special meeting to Aspect this week on behalf of shareholders who collectively own more than 10% of Aspect common stock. We expect this special meeting to be held on February 21, 2003.

We are committed to the long term health of Aspect. If our proposal is approved at the February 21, 2003 special meeting, we will enter into a lock-up agreement with Aspect where we will agree not to sell the preferred stock and will hold any common stock received on the conversion of the preferred stock for 2 years. Under the Vista agreement, Vista can sell the preferred stock or convert the preferred stock to common stock and then sell the common stock. As you can see, we are willing to commit to becoming an even longer term investor, whereas we are unaware of any written representation by Vista to hold their shares similarly.

Regards,

Geoffrey Raynor
President

THE PARTICIPANTS IN ANY POTENTIAL SOLICITATION OF PROXIES RELATING HERETO ARE THE SAME AS THE PARTICIPANTS IDENTIFIED IN THE PRELIMINARY PROXY STATEMENT FILED BY SCEPTER HOLDINGS, INC. WITH RESPECT TO ASPECT COMMUNICATIONS CORPORATION ON JANUARY 3, 2003. ACCORDINGLY, SHAREHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING SUCH PARTICIPANTS AND THEIR INTERESTS FROM THE PRELIMINARY PROXY STATEMENT FILED BY SCEPTER HOLDINGS, INC. WITH RESPECT TO ASPECT COMMUNICATIONS CORPORATION ON JANUARY 3, 2003. SCEPTER HOLDINGS, INC. HAS NOT YET FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A DEFINITIVE PROXY STATEMENT RELATING TO THE COMPANY'S SPECIAL MEETING OF SHAREHOLDERS CURRENTLY SCHEDULED FOR JANUARY 21, 2003.  WHEN SUCH DEFINITIVE PROXY STATEMENT IS FILED, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, AS IT WILL CONTAIN IMPORTANT INFORMATION.  SHAREHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND, ONCE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, A COPY OF THE DEFINITIVE PROXY STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV.